Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of December 4, 2024.

Anchor V Pte. Ltd.

By:	/s/ Woo Tsung Yuan, Francis James
Name:	Woo Tsung Yuan, Francis James
Title:	Director

Anchor @ 65 Pte. Ltd.

By:	/s/ Woo Tsung Yuan, Francis James
Name:	Woo Tsung Yuan, Francis James
Title:	Director

Anchor Fund @ 65 Limited Partnership

By:	Anchor GP Pte. Ltd., its general partner
By:	/s/ Woo Tsung Yuan, Francis James
Name:	Woo Tsung Yuan, Francis James
Title:	Director

Anchor GP Pte. Ltd.

By:	/s/ Woo Tsung Yuan, Francis James
Name: Woo Tsung Yuan, Francis James
Title:	Director

65EP Investment IV Pte. Ltd.

By:	/s/ Woo Tsung Yuan, Francis James
Name:	Woo Tsung Yuan, Francis James
Title:	Director

65EP Investments Pte. Ltd.

By:	/s/ Woo Tsung Yuan, Francis James
Name:	Woo Tsung Yuan, Francis James
Title:	Director

65 Equity Partners Management (Singapore) Pte. Ltd.

By:	/s/ Woo Tsung Yuan, Francis James
Name:	Woo Tsung Yuan, Francis James
Title:	Director

65 Equity Partners Management Pte. Ltd.

By:	/s/ Woo Tsung Yuan, Francis James
Name:	Woo Tsung Yuan, Francis James
Title:	Director

65 Equity Partners Group Pte. Ltd.

By:	/s/ Woo Tsung Yuan, Francis James
Name:	Woo Tsung Yuan, Francis James
Title:	Director

65 Equity Partners Pte. Ltd.

By:	/s/ Tan Chong Lee
Name: Tan Chong Lee
Title:	Director